EXHIBIT 23.1

                              MOORE STEPHENS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS


U.S. Securities and Exchange Commission Division of Corporate Finance 450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madame:

     We consent to the use in the Registration Statement of Transax International Limited on Form SB-2 of our Auditors' Report, dated March 24, 2006, except for Note 14 as to which the date is June 26, 2006, on the consolidated balance sheet of Transax International Limited as at December 31, 2005, and the related consolidated statements of operations and comprehensive income, stockholders' deficit, and cash flows, for each of the two years in the period then ended.

     In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.


                                                /s/ Moore Stephens, P.C.

                                                Moore Stephens, P.C.
                                                Certified Public Accountants
New York, New York
July 28, 2006